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CUSIP NO.  001813 10 4                 13D              PAGE 8 OF 7 PAGES
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                                                                   EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that this Statement on Schedule 13D with respect to the Common Stock of THE PLAYERS NETWORK of even date herewith is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.


Dated: November 28, 2000               /s/ ERNEST W. MOODY
                                       ------------------------
                                       ERNEST W. MOODY

Dated: November 28, 2000               ACTION GAMING, INC., a Nevada corporation



                                       By: /s/ ERNEST W. MOODY
                                           ---------------------
                                           ERNEST W. MOODY
                                           President